UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 16, 2012

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On February 16, 2012, Premier issued a press release announcing that it has filed applications with state and federal banking regulatory authorities to merge three of its subsidiary banks together.  If approved by the regulatory authorities, Premier will merge Farmers Deposit Bank, headquartered in Eminence, Kentucky and Ohio River Bank, headquartered in Ironton, Ohio, with and into Citizens Deposit Bank and Trust, headquartered in Vanceburg, Kentucky.

The resulting bank will remain headquartered in Vanceburg, Kentucky and would have total assets of nearly $367,000,000, total deposits of $311,000,000, liquid assets of $64,000,000, and Tier I capital of $32,000,000.  Pro forma regulatory capital ratios would result in the bank remaining well capitalized with a Tier I Leverage Ratio of 8.88%, a Tier I Risk-based Capital Ratio of 14.61% and a Total Risk-based Capital Ratio of 15.86%; ratios which exceed Citizens Deposit Bank’s current capital ratios as of December 31, 2011.

Item 9.01. Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated February 16, 2012.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: February 16, 2012                                          Brien M. Chase, Senior Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated February 16, 2012 captioned “Premier Financial Bancorp, Inc. Announces Plan to Merge Three Subsidiary Banks.”